UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 25, 2014
 Date of Report (Date of earliest event reported)

HYDROCARB ENERGY CORPORATION.
 (Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 375, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 970-1590
 Registrant's telephone number, including area code
________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

We sold our Barge Canal Welder oil and gas leases on March 25, 2014.  The sale price was $650,000.  We received net proceeds of $625,000.  The Barge Canal property is located onshore in South Texas near the Victoria Barge Canal in Calhoun County, Texas.  We also refer to this lease as the Welder lease.  In fiscal 2013, the Barge Canal property had $643,203 in revenue and it had $224,047 in lease operating costs.  This property was sold to Winright Oil Company, LLC Company through an auction conducted by The Oil and Gas Clearing House which received a sales commission of $25,000 from us.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Tyler W. Moore has resigned as our Chief Financial Officer effective March 31, 2014.

Item 8.01	Other Events.

Operational Update of Our Exploration, Production, and Services Businesses

Hydrocarb Namibia

The latest high resolution aerial gravity and magnetics program, flown by Bridgeporth, Ltd., has been processed, interpreted and finalized. The survey was flown over the entire 21,300 sq. km. (5.3 million acre) Owambo concession comprising blocks 1714A, 1715, 1814A, 1815A in northern Namibia adjacent to the Angola border. Excellent survey results thus far have identified numerous potential leads. Our technical team is currently evaluating the entire survey and is in the process of laying out a regional exploration 2-dimensional (2D) seismic program over identified leads.

Galveston Bay Energy

Our domestic engineering and work-over plans are on track. An extremely cold winter in Texas caused significant production curtailments, and downtime was used to upgrade existing facilities with line heaters and other equipment required to maintain production during future cold spells. Plans were also made to enhance the availability of gas used to power and operate our facilities in the four fields.  The sale of our Barge Canal Field in South Texas has allowed us to launch operations to create sustainable production increases in our Galveston Bay assets.

Otaiba Hydrocarb

Our Abu Dhabi based oil field services company, Otaiba Hydrocarb LLC, (OHC) is completing a financial audit, the last step required to finalize the registration process. Our ability to receive service contracts will enable OHC to commence full oil field services utilizing our comprehensive oil and gas field services license issued by the Supreme Petroleum council of the UAE.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROCARB ENERGY CORP.

Date: March 27, 2014	/s/ Joel Seidner Name: Joel Seidner Secretary